Blue Sphere Corporation 8-K/A

Exhibit 10.1

SECOND AMENDMENT AGREEMENT TO

SHARE PURCHASE AGREEMENT DATED AS OF JUNE 29, 2017

THIS “SECOND AMENDMENT” is made and entered into as of July 31, 2017 by and among

PRONTO VERDE A.G., incorporated and existing under the laws of Switzerland, having its registered office at Bahnhofplatz, 3, 6460 – Aurdorf (UR), Switzerland, enrolled in the register of the companies with no. CHE – 101.957.390, represented by Mr. Giovanni Di Vincenzo, born in Rome, on February 15th, 1948, acting as chief executive officer of the company, duly empowered for the purposes hereof (hereinafter referred to as the “SELLER”)

And

BLUESPHERE ITALY S.r.l., a limited liability company incorporated and existing under the laws of Italy, having its registered office in Milan, Corso Matteotti no. 1, 20121 (MI), registered with the Companies' Register of Milan under no. MI-2124774, VAT Code No. 09967150963 represented by Mr. Rafa Jose Correa Martinez, acting as legal representative of the company, duly empowered for the purposes hereof (“BUYER”)

BLUESPHERE CORPORATION, a company incorporated in Nevada, United States and having its business address at 301 McCullough Drive, 4th Floor, Charlotte, NC 28262, U.S.A. represented by Mr. Shlomo Palas, acting as legal representative of the company, duly empowered for the purposes hereof (“BC” or the “Guarantor”)

 (BUYER and the SELLERS hereby individually referred to as “PARTY” and collectively the “PARTIES”)

WHEREAS:

(A)	The PARTIES have as of June 29, 2017, entered into a Share Purchase Agreement clarified and amended by the AMENDMENT AGREEMENT as of July 12, 2017 (the Share Purchase Agreement so amended hereinafter referred to as the "SPA");
(B)	According to Section 6.1 of the SPA the CLOSING DATE has been agreed to occur on July 31, 2017. Due to certain delays and unforeseen situations it is not possible to comply with the established CLOSING DATE term and accordingly the PARTIES have agreed to post-pone the CLOSING DATE and to make certain amendments to the SPA;
(C)	In the light of the above, on today’s date the PARTIES entered into, together with the ORIGINAL SHAREHOLDERS, a deed of amendment to the share purchase agreement entered into on June 29, 2017 between the SELLER and the ORIGINAL SHAREHOLDERS, modifying certain terms and condition of the same (the “FUTURIS AMENDMENT”);
(D)	Capitalized terms used but not otherwise defined in this Second Amendment Agreement (“Second Amendment”) shall have the respective meanings assigned to them in the SPA, unless the context requires otherwise.

NOW, THEREFORE

1.	The PARTIES have now agreed to amend the SPA as set forth below.

a) Section 6.1 of the SPA is hereby amended in its entirety to read as follows:

6.1. Without prejudice to the provisions of SECTION 4, the CLOSING shall take place on the CLOSING DATE at the office of the Public Notary Ruben Israel in Milan, on 4 September 2017 (the “CLOSING DATE”).

b) The following new paragraph 6.6 of the SPA shall be added after Section 6.5

6.6. Should the BUYER fail to or communicate its unavailability for whatever reason to perform on the CLOSING DATE the actions described in Section 6.2 or Exhibit 6.2, the BUYER shall pay a default penalty equal to the amount of € 600,000.00 (the “DEFAULT PENALTY”), without prejudice for any claim of the SELLER for damages exceeding such amount. In case of default of the BUYER, the SELLER shall be entitled to keep any amount received from the BUYER before the CLOSING DATE and allocate the same as partial payment of the DEFAULT PENALTY.

c) The following paragraph 9.12. shall be added after Section 9.11 of the SPA

“In the event the BUYER does not pay for whatever reason the ADVANCE PAYMENT, SELLER shall have the right to terminate the SPA according to article 1456 ICC and shall be entitled to damages. “

d) The following shall be added to the end of Section 12.1(ii) of the SPA:

“SPV shall grant FUTURIS a proxy and a mandate in rem propriam allowing FUTURIS to manage, negotiate and settle any dispute concerning the amount of the ALLIANZ claim, granting, among the others, powers to appoint lawyers, sign documents, petitions, claims applications whatsoever before Courts and any authority with regard to such item”

e) The following shall be added to the end of Section 12.1(iii) of the SPA:

“SPV shall grant FUTURIS a proxy and a mandate in rem propriam allowing FUTURIS to manage, negotiate and settle any dispute concerning the net receivables pertaining the white certificates or TEE granting, among the others, powers to appoint lawyers, sign documents, petitions, claims applications whatsoever before Courts and any authority with regard to such item””

2.	The BUYER shall pay to the SELLER within 5 (five) days from the signature of this Second Amendment an amount of Euro 1,200,000.00 as advance payment (the “ADVANCE PAYMENT”) for the performance of all the obligations of the BUYER under the SPA. The ADVANCE PAYMENT shall be paid as follows:

(i) as of Euro 400,000.00 directly to Futuris S.r.l. on behalf of the SELLER as agreed and specified in the FUTURIS AMENDMENT;

(ii) as for Euro 800.000.00 by wire transfer to the SELLER.

Should the BUYER fail to pay for whatever reason the ADVANCE PAYMENT within such term, the SELLER shall have the right to terminate the SPA according to section 1456 c.c. and shall be entitled to damages against jointly the BUYER and BC.

3.	At the CLOSING DATE, the ADVANCE PAYMENT shall be allocated as follows:

(i) the amount provided for under Section 2.2(ii) of the FUTURIS AMENDMENT shall be counted for the determination of the CLOSING PAYMENT as part of the shareholders loan finalized to repay the CARIPARMA LOAN;

(ii) the balance, if any, between: a) the ADVANCE PAYMENT less the amount under Section 3(i) above and b) the CLOSING PAYMENT shall be utilized to constitute the escrow account provided under Section 8 of the GPOMA.

4.	In case of default of BUYER to perform the actions described in Section 6.2 of the SPA and in Exhibit 6.2, the ADVANCE PAYMENT shall be kept by SELLER as payment of the DEFAULT PENALTY under Section 6.6. of the SPA and on account of further damages suffered by the SELLER.
5.	Upon presentation of evidence of payment of the ADVANCE PAYMENT (copy of the ASSEGNO CIRCOLARE and irrevocable order in favour of SELLER for the balance due), SELLER shall release to Mr. Lorenzo Sperti a notarial proxy expiring at the CLOSING DATE to perform the actions envisaged in Exhibit 6.2 of the SPA – Section 2 – 1 CLOSING A – and Section 2 - 3 CLOSING B that is to say the execution of the notarized endorsement of the CLOSING A SHARES and the CLOSING B SHARES in favor of the BUYER
6.	In addition, the PARTIES agree that the SPV is allowed at its own discretion to enter before the CLOSING DATE (i) into a contract for the supply of oil up to 15 September 2017, with the supplier chosen by the SPV at terms and conditions at its discretion, strictly in compliance with market standard terms and conditions for this kind of transactions. Such contract will be reflected in the CLOSING DATE REVIEW and will be taken into account for the calculation of the ADJUSTED PRICE; (ii) into a contract aimed at improving the cogeneration plant cooling system and paying for the same amount up to € 50,000 and (iii) into shareholders’ loans with FUTURIS granting and paying to the same SPV amounts up to the maximum amount of € 150,000 (one hundred and fifty/00) in order to endow the SPV with the money necessary to meet its obligations before the CLOSING DATE. Such loans will be reflected in the CLOSING STATEMENT REVIEW and will be taken into account for the calculation of the ADJUSTED PRICE. Furthermore, upon cash-in of the invoices no. to101371 on 20.06.2017 amounting to € 63,016.17 and (b) no. 1-009 T0101371 on 29.06.2017 amounting to € 104,195.17 pertaining receivables against the GSE, the SPV is allowed to use the amount received in order to repay the shareholders' loan granted by FUTURIS to SPV up to an equal amount. Such repayment will be reflected in the CLOSING STATEMENT REVIEW and will be taken into account for the calculation of the ADJUSTED PRICE.
7.	Save for and in addition to the price due under the SPA, the BUYER and BC jointly undertake to pay FUTURIS at the CLOSING DATE an amount equal to € 50,000 as partial reimbursement of the expenditures of FUTURIS in the transaction for accounting and legal services.
8.	This Second Amendment shall be considered an integral part of the SPA and shall be binding upon each PARTY from the date first above written. Subject only to the modification referred to in this Second Amendment, the SPA shall remain in full force and effect and where necessary shall be read and construed and be enforceable as if the terms of this Second Amendment were inserted.
9.	The provisions of Section 13 of the SPA shall apply also to this Second Amendment.

IN WITNESS WHEREOF, the parties hereof have executed this Second Amendment as of the date first above written.

Milan, 31 July 2017

SELLER

/S/

PRONTO VERDE AG

Mr. Giovanni Di Vincenzo

BUYER

/S/

BLUESPHERE ITALY S.r.l.

Mr. Rafa Jose Correa Martinez

BLUESPHERE CORPORATION
/S/

Mr. Shlomo Palas